UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported):
                                  July 28, 2003



                             MARTEN TRANSPORT, LTD.
             (Exact name of registrant as specified in its charter)



        Delaware                         0-15010                 39-1140809
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)



         129 Marten Street, Mondovi, WI               54755
    (Address of principal executive offices)        (Zip Code)


               Registrant's telephone number, including area code:
                                 (715) 926-4216

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Item 1.           Changes in Control of Registrant

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events and Regulation FD Disclosure

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not applicable.

Item 7.           Financial Statements and Exhibits

                  Not applicable.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure

                  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  Not applicable.

Item 11.          Temporary Suspension of Trading Under Registrant's Employee
                  Benefit Plans

                  Not applicable.

Item 12.          Results of Operations and Financial Condition

     The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 25, 2003, Marten Transport, Ltd. (the "Company") issued a press release (the "Press Release") announcing its financial results for the quarter and six months ended June 30, 2003, as well as the filing of a registration statement and the filing of a proxy statement for a special stockholders' meeting. A copy of the Press Release is attached as Exhibit 99.1 to the Form 8-K filed by the Company on July 25, 2003 (SEC File No. 000-15010).

     On July 28, 2003, the Company held a teleconference to discuss the Press Release and other information concerning the Company. After delivering prepared remarks that were made available on the Company's website prior to the start of the teleconference (the "Teleconference Script"), the Company's Chairman and President, Randolph L. Marten, and the Company's Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, Darrell D. Rubel (the "Company Representatives"), accepted questions. The following information supplements, clarifies, and amends the answers to questions during the teleconference. The questions are paraphrased for clarity and brevity.

     Q: What are the Company's anticipated capital expenditures for the second half of 2003?

     A: The Company's estimated capital expenditures, net of proceeds received from the disposition of capital assets, are expected to be approximately $16.0 million for the second half of 2003, or approximately $29.0 million for the full year of 2003.

     Q: What are the Company's expectations concerning average freight revenue per total mile?

     A: As disclosed in the Press Release, the Company's average freight revenue per total mile increased $.01 for the three months ended June 30, 2003, compared to the same period for 2002. The Company expects its average freight revenue per total mile to hold fairly steady for the remainder of 2003 and to increase 2% to 3% during 2004. During the first quarter of 2003, the Company discontinued its short haul dedicated and regional operations in the Northeast, which were primarily for two customers. This had a negative impact of approximately $.01 per mile on the Company's average freight revenue per total mile for periods after March 31, 2003. Mr. Marten's reference to the cessation of business for one customer affecting average revenue per total mile by $.016 is hereby modified. The Company's expectations are based on modest economic growth and growth in temperature-sensitive tractor-trailer capacity that is not greater than economic growth.

     Q: Concerning the Company's near-term goal of achieving an operating ratio of approximately 93% on an annualized basis, to what time periods does that goal apply?

     A: The Company's goal applies to the second half of 2003 and to the year 2004 on a full-year basis.

     The information in this report and the statements made by the Company Representatives during the teleconference contain "forward-looking statements" that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and otherwise may be protected. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those anticipated by forward-looking statements. Please refer to the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MARTEN TRANSPORT, LTD.


Date:  August 4, 2003                       By: /s/ Frank J. Foster
                                               ---------------------------------
                                                Frank J. Foster
                                                Vice President of Finance